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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT : DECEMBER 18, 2002
               DATE OF EARLIEST EVENT REPORTED: DECEMBER 18, 2002

COMMISSION FILE NUMBERS - 333-77441, 333-77437, 333-87174, 333-87178, 333-87182
AND 333-87950

                      SAGE LIFE ASSURANCE OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                                             51-0258372
(STATE OR OTHER JURISDICTION OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                300 ATLANTIC STREET, STAMFORD, CONNECTICUT 06901
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS) (ZIP CODE)


                                 (203) 602-6500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 5.  Other Events

The Board of Directors of Sage Life Assurance of America Inc. (the "Company") approved plans to suspend the Company's marketing and underwriting activities and to cease all new sales of variable annuity and variable life insurance
products with effect from January 1, 2003.   This action will be taken if
additional sources of capital necessary to support the Company's current marketing and underwriting activities is not secured by this date.

The Company's ultimate parent, Sage Group Limited ("Sage Group"), continues to explore a variety of strategic alternatives for the Company including an outright sale of Sage Group's interests in the Company. Sage Group remains constrained by currency controls from utilizing South African funds for the Company's cash needs.

The Company believes that it has adequate capital resources to meet its contract benefit and servicing obligations to existing contract holders. Additionally, contract holder investments are fully funded and held in Separate Accounts with Sage Life and protected from the general creditors of the Company. The death benefit and other guaranteed rider features in the Company's products have been reinsured with highly-rated reinsurers. The Company's statutory capital and surplus at November 30, 2002 was approximately $22.1 million.

Item 7. Financial Statements and Exhibits

          Exhibit 99. Press release dated December 18, 2002, announcing that the
                      Company will suspend its marketing and underwriting activities and to cease all new sales of variable annuity and variable life insurance products with effect from January 1, 2003.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      Sage Life Assurance of America, Inc.


                              /s/ Terry Eleftheriou
                                Terry Eleftheriou
                          Executive Vice President and
                             Chief Financial Officer



DATE: DECEMBER 18, 2002